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                                                                    EXHIBIT 23.1



                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 333-___________) and related Prospectus of Cliffs Drilling Company for the registration of 437,939 shares of its common stock and to the incorporation by reference therein of our report dated February 21, 1997, with respect to the consolidated financial statements and schedule of Cliffs Drilling Company included in its Annual Report (Form 10-K/A (Amendment No. 3)) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                              /s/  ERNST & YOUNG LLP




Houston, Texas
February 4, 1998